SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported): May 21, 2004 (May 7, 2004)


                                  BSI2000, Inc.
--------------------------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter)

           Delaware                      0-28287                84-1239293
----------------------------     ---------------------     --------------------
(State or other jurisdiction     (Commission File No.)      (I.R.S. Employer
      of incorporation)                                    Identification No.)



     12600 W. Colfax Ave., Suite B410
     Lakewood, CO                                                  80215
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     (Address of Principal Executive Offices)                  (Zip Code)


       Registrant's telephone number, including area code: (303) 231-9095


                                 Not Applicable
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)






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ITEM 5.   OTHER MATERIAL EVENTS

     The company has signed, on May 7, 2004, an agreement with Mudengu Resources Holdings (Proprietary) Limited, as a first step toward establishing a major banking system for rural South Africa. Mudengu, headquartered in Johannesburg, is a South African holding company with subsidiaries active in mining and exploration, technologies, investments, energy and logistics, and property and facilities management.

     The agreement with Mudengu establishes a new joint venture company to create a series of banks in South Africa, based on the company's MicroBanker 2000 (tm) technology, a specific software and hardware system designed for optical card-based microbanking applications.

     Under the agreement, Mudengu and the company have incorporated Vhuthu Investments (Proprietary) Limited, which is to become chartered under South African law to act as a holding company to create banking entities throughout South Africa, to provide financial services to the populations of South Africa that currently operate in cash and barter economies. Services are expected to begin with basic savings and cash debit services, and in the future possibly including loans. It is expected that Vhuthu will work closely with the two million-member United African Apostolic Church.

     Vhuthu is owned 49% by the company and 46% by Mudengu; the 5% balance will be allocated to a Black Economic Empowerment Entity, owned and/or controlled by Black people in South Africa, which entity is required to be an intended beneficiary under policies and programs established by South Africa.

     The agreement with Vhuthu is subject to fulfillment of the following conditions precedent:

     o Confirmation of Vhuthu's compliance with the requirements of the Reserve Bank of South Africa and other banking laws in South Africa.

     o Receipt by Vhuthu of $1,250,000 in financing from the Overseas Private Investment Corporation ("OPIC"). $800,000 of this funding will be applied to pay for Vhuthu's initial order of MicroBanker 2000 (tm) hardware and software.

     o Finalization of a ten year exclusive license agreement for Vhuthu to resell, in South Africa, the company's MicroBanker 2000 (tm) hardware and software technology and optical cards. Under this agreement, when finalized, Vhuthu will have the right to sublicense banking software to customers of Vhuthu's choosing anywhere in South Africa. When finalized, this license (including sublicense rights) may be terminated in May 2007 if the company by then does not realize revenues of at least $1,000,000 from sales thereunder.

     o Finalization of a ten year exclusive license agreement for Vhuthu to resell, in South Africa, Democratic Republic of Congo, and Zambia, all of the company's other products. This license, when finalized, may be terminated in May 2007 if the company by then does not realize revenues of at least $1,000,000 from sales under this license.

     o Finalization of a supply and support services agreement between the company and Vhuthu for the company's continued sale of its products and services. This agreement will be prepared in accordance with Vhuthu's business plan and approved budget.

     Neither the agreement with Mudengu, nor the license agreements (when finalized) with Vhuthu, will result in any change to the company's ownership of its technology.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 BSI2000, Inc.


Dated: May 21, 2004                              By:  /s/ Jack Harper
                                                     ---------------------------
                                                     JACK HARPER,
                                                     President and
                                                     Chief Executive Officer





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